ITEM 77I AND ITEM 77Q1(D)

The Prospectus and Statement of Additional Information, dated August 1, 2002, regarding Brown Advisory Small-Cap Growth Fund (formally BrownIA Small-Cap Growth Fund), post-effective amendment No. 116 to the Registrant's Registration Statement, is incorporated by reference as filed via EDGAR on July 30, 2002, accession number 0001004402-02-000304. The Registrant's 18f-3 Plan for Brown Advisory Small-Cap Growth Fund dated August 1, 2002 was filed as exhibit (n)(3) to post-effective amendment No. 117 to the Trust's Registration Statement and is incorporated by reference as filed via EDGAR on September 27, 2002, accession number 0001004402-02-000418.

                            ITEM 77M AND ITEM 77Q1(G)
                                     MERGERS

     On September 20, 2002, Emerging Growth Fund, Inc., a registered investment company, merged with and into Brown Advisory Small-Cap Growth Fund (formally known as BrownIA Small-Cap Growth Fund), a series of Forum Funds, a registered investment company. Each of the Board of Directors of Emerging Growth Fund, Inc., the Board of Trustees of Forum Funds and the shareholders of Emerging Growth Fund, Inc. approved the merger of the funds. The Agreement and Plan of Reorganization underlying the merger of the funds is attached below.

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "PLAN") is made as of this 18th day of September, 2002, by and between Forum Funds (the "Trust"), a Delaware business trust, for itself and on behalf of its series, BrownIA Small-Cap Growth Fund (the "Acquiring Fund") and Emerging Growth Fund, Inc., a Maryland corporation (the "Target Fund").

     WHEREAS, the Trust and the Target Fund are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 ACT");

     WHEREAS, the parties desire that the Acquiring Fund acquire the assets and assume the liabilities of the Target Fund in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Target Fund in connection with the dissolution and liquidation of the Target Fund (the "REORGANIZATION"); and

     WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the Acquiring Fund and the Target Fund each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization;

     NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

     1.   DEFINITIONS.

          The following terms shall have the following meanings:

1933 ACT                        The Securities Act of 1933, as amended.

1934 ACT                        The Securities Exchange Act of 1934, as amended.

ACQUIRING CLASS                 The class of the Acquiring Fund whose shares
                                that the Trust will issue to the shareholders of the Corresponding Target Class set forth in Schedule A.

ASSETS All property and assets of any kind and all interests, rights, privileges and powers of or attributable to the Target Fund whether or not determinable at the Effective Time and wherever located. Assets include all cash, cash equivalents, securities, claims (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables (including dividend and interest receivables) owned by or attributed to the Target Fund and any deferred or prepaid expense shown as an asset on the Target Fund's books.

ASSETS LIST                     A list of securities and other Assets and Known
                                Liabilities of or attributable to the Target
                                Fund as of the date provided to the Trust.

CLOSING DATE                    September 20, 2002 or such other date as the
                                parties may agree to in writing.


CORRESPONDING TARGET CLASS      The Target Fund share class set forth opposite
                                the Acquiring Class in Schedule A.


EFFECTIVE TIME                  9:00 a.m. Eastern time on the business day
                                following the Closing Date, or such other time as the parties may agree to in writing.

FUND The Acquiring Fund or the Target Fund as the context may require.

KNOW, KNOWN OR KNOWLEDGE        Known after reasonable inquiry.

LIABILITIES                     All liabilities of, allocated or attributable to
                                the Target Fund, whether Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.

N-14 REGISTRATION STATEMENT     The Trust's Registration Statement on Form N-14
                                under the 1940 Act that will register the shares of the Acquiring Fund to be issued in the Reorganization and will include the proxy materials necessary for shareholders of the Target Fund to approve the Reorganization.

MATERIAL AGREEMENTS             The agreements set forth in Schedule B.

NET VALUE OF ASSETS             Value of Assets net of Liabilities.

REORGANIZATION DOCUMENTS        Such bills of sale, assignments and other
                                instruments as desirable for the Target Fund to transfer to the Acquiring Fund all right and title to and interest in the Target Fund's
                                Assets and for the Acquiring Fund to assume the Target Fund's Liabilities.

SCHEDULE A                      Schedule A to this Plan.

SCHEDULE B                      Schedule B to this Plan.

SCHEDULE C                      Schedule C to this Plan.

TARGET FINANCIAL STATEMENTS     The audited financial statements of the Target
                                Fund for its most recently completed fiscal year and, if applicable, the unaudited financial statements of the Target Fund for its most recently completed semi-annual period.

VALUATION TIME                  The time on the Closing Date, the business day
                                immediately preceding the Closing Date if the Closing Date is not a business day, or such other date as the parties may agree to in writing, that the Trust determines the net asset value of the shares of the Acquiring Fund and determines the net value of the Assets of or attributable to the Target Fund. Unless otherwise agreed to in writing, the Valuation
                                Time shall be at the time of day then set forth in the Acquiring Fund's and Target Fund's
                                Registration Statement on Form N-1A as the time of day at which net asset value is calculated.

     2.   REGULATORY FILINGS AND SHAREHOLDER ACTION.

          (a) The Trust shall promptly prepare and file the N-14 Registration Statement with the SEC. The Trust and the Target Fund shall promptly prepare and file any other appropriate regulatory filings, including, without limitation, filings with federal, state or foreign securities regulatory authorities.

          (b) The parties shall seek an order of the SEC, if appropriate, providing them with any necessary relief from Section 17 of the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

          (c) As soon as practicable after the effective date of the N-14 Registration Statement, the Target Fund shall hold a shareholder meeting to consider and approve this plan, the reorganization and such other matters as the Target Fund's Board of Directors may determine.

     3. TRANSFER OF ASSETS. The Trust and the Target Fund shall take the following steps with respect to the Reorganization:

          (a) On or prior to the Closing Date, the Target Fund shall endeavor to pay or make reasonable provision to pay out of the Assets all of the Liabilities, expenses, costs and charges of or attributable to the Target Fund that are Known to the Target Fund and that are due and payable as of the Closing Date.

          (b) At the Effective Time, pursuant to Articles of Transfer accepted for record by the State Department of Assessments and Taxation of Maryland ("SDAT"), the Target Fund shall assign, transfer, deliver and convey all of the Assets to the Acquiring Fund, subject to all of the Liabilities. The Trust shall then accept the Assets and assume the Liabilities such that at and after the Effective Time (i) all of the Assets at or after the Effective Time shall become and be the assets of the Acquiring Fund and
               (ii) all of the Liabilities at the Effective Time shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund.

          (c) Within a reasonable time prior to the Closing Date, the Target Fund shall provide its Assets List to the Trust. The parties agree that the Target Fund may sell any asset on the Assets List prior to the Effective Time. After the Target Fund provides the Assets List, the Target Fund will not acquire any additional securities or permit to exist any encumbrances, rights, restrictions or claims not reflected on the Assets List, without the prior consent of the Trust. Within a reasonable time after receipt of the Assets List and prior to the Closing Date, the Trust will advise the Target Fund of any investments shown on the Assets List that the Trust has determined to be inconsistent with the investment objective, policies and restrictions of the Acquiring Fund. The Target Fund will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements, including the Target Fund's investment objective, policies and restrictions. In addition, if the Trust determines that, as a result of the Reorganization the Acquiring Fund would own an aggregate amount of an investment that would exceed a percentage limitation applicable to the Acquiring Fund, the Trust will advise the Target Fund in writing of any such limitation and the Target Fund shall dispose of a sufficient amount of such investment as may be necessary to avoid violating the limitation as of the Effective Time, to the extent practicable and consistent with applicable legal requirements, including the Target Fund's investment objective, policies and restrictions.

          (d) The Target Fund shall assign, transfer, deliver and convey the Assets to the Acquiring Fund at the Effective Time on the following bases:

               (1) In exchange for the transfer of the Assets, the Trust shall simultaneously issue and deliver to the Target Fund full and fractional shares of beneficial interest of each Acquiring Class. The Trust shall determine the number of shares of the Acquiring Class to be issued by dividing the Net Value of Assets of the Corresponding Target Class by the net asset value of one Acquiring Class share. Based on this calculation, the Trust shall issue shares of beneficial interest of each Acquiring Class with an aggregate net asset value equal to the Net Value of the Assets of the Corresponding Target Class.

               (2) The parties shall determine, as of the Valuation Time, the net asset value of the Acquiring Fund shares to be delivered and the net asset value of the Assets to be conveyed, substantially in accordance with the Trust's current valuation procedures. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

               (3) The Target Fund shall transfer the Assets with good and marketable title to the Trust's custodian for the account of the Acquiring Fund. The Target Fund shall transfer all cash in the form of immediately available funds payable to the order of the Trust's custodian for the account of the Acquiring Fund. The Target Fund shall transfer any of the Assets that were not transferred to the Trust's custodian at the Effective Time to the Trust's custodian at the earliest practicable date thereafter.

          (e) Promptly after the Closing Date, the Target Fund will deliver to the Trust its Statement of Assets and Liabilities as of the Closing Date (usually within one week).

     4. DISSOLUTION AND LIQUIDATION OF THE TARGET FUND, REGISTRATION OF SHARES AND ACCESS TO RECORDS. The Target Fund and the Trust also shall take the following steps in connection with the Reorganization:

          (a) At or as soon as reasonably practical after the Effective Time, the Target Fund shall dissolve and liquidate by transferring to shareholders of record of each Corresponding Target Class full and fractional shares of beneficial interest of the Acquiring Class equal in value to the shares of the
               Corresponding Target Class held by the shareholder. Each Corresponding Target Class shareholder also shall have the right to receive any unpaid dividends or other distributions that the Target Fund declared with respect to the shareholder's Corresponding Target Class shares before the Effective Time. The Trust shall record on its books the ownership by the shareholders of the respective Acquiring Fund shares; the Target Fund shall simultaneously redeem and cancel on its books all of its issued and outstanding shares of each Corresponding Target Class. The Target Fund shall then wind up its affairs and take all steps as are necessary and proper to terminate its registration under the 1940 Act and dissolve as soon as is reasonably possible after the Effective Time and in accordance with all applicable laws and regulations, including filing Articles of Dissolution with SDAT.

          (b) If a former Target Fund shareholder requests a change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, the Acquiring Fund shall require the shareholder to (i) furnish the Acquiring Fund with an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer; (ii) if any of the shares are outstanding in certificate form, deliver to the Acquiring Fund the certificate representing such shares; and (iii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of the Acquiring Fund that such tax has been paid or does not apply.

          (c) At and after the Closing Date, the Target Fund shall provide the Trust and its transfer agent with immediate access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Target Fund shareholders and the number and percentage ownership of the outstanding shares of the Corresponding Target Classes owned by each shareholder as of the Effective Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Target Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. The Target Fund shall preserve and maintain, or shall direct its service providers to preserve and maintain, its records as required by Section 31 of and Rules 31a-1 and 31a-2 under the 1940 Act.

     5. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TARGET FUND. The Target Fund represents and warrants to, and agrees with, the Trust as follows:

          (a) The Target Fund is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Board of Directors of the Target Fund duly established and designated each class of the Target Fund as a class of the Target Fund. The Target Fund is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

          (b) The Target Fund has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

          (c) The Board of Directors of the Target Fund has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of the Target Fund have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and, subject to the approval of shareholders referenced in Section 2(c), the consummation of the transactions contemplated by this Plan will not, violate the Target Fund's Articles of Incorporation, By-Laws or any Material Agreement. Except for the approval of Target Fund shareholders, the Target Fund does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

          (d) The Target Fund has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, in respect of each taxable year since the commencement of its operations and qualifies and shall continue to qualify as a regulated investment company for its taxable year which includes the Effective Time.

          (e) The materials included within the N-14 Registration Statement when filed with the SEC, when Part A of the N-14 Registration Statement is distributed to shareholders, at the time of the Target Fund shareholder meeting and at the Effective Time of the Reorganization, insofar as they relate to the Target Fund (i) shall comply in all material respects with the applicable provisions of the 1933 Act and the 1940 Act, the rules and regulations thereunder and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

          (f) The Target Fund has duly authorized and validly issued all of its issued and outstanding shares and all of the shares are validly outstanding, fully paid and non-assessable, and are offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase the Target Fund shares, nor are there any securities convertible into Target Fund shares.

          (g) The Target Fund shall operate its business in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization.

          (h) At the Effective Time, the Target Fund will have good and marketable title to the Assets and full right, power and authority to assign, transfer, deliver and convey the Assets.

          (i) The Target Financial Statements, copies of which have been previously delivered to the Trust, fairly present the financial position of the Target Fund as of the Target Fund's most recent fiscal year-end and the results of the Target Fund's operations and changes in its net Assets for the periods indicated. The Target Financial Statements are in accordance with generally accepted accounting principles consistently applied.

          (j) To the Knowledge of the Target Fund, the Target Fund has no liabilities, whether or not determined or determinable, other than the Liabilities disclosed or provided for in the Target Financial Statements or Liabilities incurred in the ordinary course of business subsequent to the date of the Target Financial Statements, and Liabilities set forth in the Assets List.

          (k) Other than the claims, actions, suits, investigations or proceedings set forth on Schedule C, the Target Fund does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against it or the Assets or businesses. The Target Fund does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against it. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all required performance disclosures have been made. Other than the orders, decrees or judgments set forth on Schedule C, the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or the Assets or its ability to consummate the transactions contemplated by the Plan.

          (l) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business or listed in Schedule B, in each case under which no material default exists, the Target Fund is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Target Fund.

          (m) The Target Fund has filed its federal income tax returns, copies of which have been previously delivered to the Trust, for all taxable years to and including the Target Fund's most recent taxable year, and has paid all taxes payable pursuant to such returns. No such return is currently under audit and no assessment has been asserted with respect to such returns.

          (n) Since the date of the Target Financial Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or Assets of the Target Fund. For all purposes under this Plan, investment underperformance, negative investment performance and/or investor redemptions shall not be considered material adverse changes, provided all required performance disclosures have been made.

     6. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust, on behalf of itself and, as appropriate, the Acquiring Fund, represents and warrants to, and agrees with the Target Fund as follows:

               (a) The Trust is organized as a Delaware business trust duly created, validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of the Trust duly established and designated the Acquiring Fund as a series of the Trust and each Acquiring Class as a class of the Acquiring Fund. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is full force and effect. The Trust's Registration Statement relating to the Acquiring Fund and each Acquiring Class will be effective with the SEC prior to the Effective Date.

               (b) The Trust has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

               (c) The Board of Trustees of the Trust has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of the Trust have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Trust's Trust Instrument, By-Laws or any Material Agreement. The Trust does not need to take any other action to authorize its officers to
                    effectuate  the  Plan  and  the  transactions   contemplated
                    herein.

               (d) The Acquiring Fund shall qualify as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code in respect of its current taxable year.

               (e) The materials included within the N-14 Registration Statement when filed with the SEC, when Part A of the N-14 Registration Statement is distributed to shareholders, at the time of the Target Fund shareholder meeting and at the Effective Time of the Reorganization, insofar as they relate to the Trust and the Acquiring Fund (i) shall comply in all material respects with the applicable provisions of the 1933 Act and the 1940 Act, the rules and regulations thereunder and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

               (f) There shall be no issued and outstanding shares of any Acquiring Class prior to the Closing Date other than shares issued to Forum Financial Group, LLC or its affiliates in order to approve certain Acquiring Class start-up matters except as otherwise explained in Section 6(g) of the Plan. The Trust shall duly authorize the Acquiring Fund shares to be issued and delivered to the Corresponding Target Fund as of the Effective Time. When issued and delivered, the Acquiring Fund shares shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.

               (g) With the exception of the Institutional Shares of the Acquiring Fund, which commenced operations on June 28, 1999, the Trust will not commence the operations of any Acquiring Class prior to the Effective Time.

               (h) The Trust does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against the Acquiring Fund or its assets or businesses. There are no facts that the Trust currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against it. The Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or assets or its ability to consummate the transactions contemplated herein.

               (i) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no material default exists, the Trust is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Acquiring Fund.

               (j) The Trust has made all state filings to register each Acquiring Class in each jurisdiction that the Corresponding Target Class is currently registered and all necessary steps have been taken under all relevant jurisdictions' securities laws to consummate the Reorganization.

               (k) Since May 31, 2002, there has been no material adverse change in the financial condition, business, properties or assets of the Acquiring Fund.

     7. CONDITIONS TO THE TARGET FUND'S OBLIGATIONS. The obligations of the Target Fund with respect to the Reorganization shall be subject to the following conditions precedent:

          (a) The Trust shall have duly executed and delivered the applicable Reorganization Documents to the Target Fund.

          (b) The Target Fund's shareholders shall have approved the Reorganization in the manner required by the Target Fund's Articles of Incorporation and applicable law. If the Target Fund shareholders fail to approve the Reorganization, that failure shall release the Target Fund of its obligations under this Plan.

          (c) The Trust shall have delivered to the Target Fund a certificate dated as of the Closing Date and executed in its name by the Secretary or Assistant Secretary of the Trust, in a form reasonably satisfactory to the Target Fund, stating that the representations and warranties of the Trust in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time.

          (d) The Target Fund shall have received an opinion of Seward & Kissel LLP, as counsel to the Trust, in form and substance reasonably satisfactory to the Target Fund and dated as of the Closing Date, substantially to the effect that:

               (1) The Trust is a Delaware business trust duly created, validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940 Act;

               (2) The Plan has been duly authorized, executed and delivered by the Trust, and assuming due authorization, execution, and delivery of this Plan by the Target Fund, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material;

               (3) The shares of the Acquiring Fund to be delivered as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by the Trust;

               (4) The execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Trust Instrument or By-Laws of the Trust or any Material Agreement to which the Trust is a party or by which it is bound; and

               (5) To the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority, other than the acceptance of record of Articles of Transfer by SDAT, is required for the consummation by the Trust of the Reorganization or for the execution and delivery of the Acquiring Fund's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquiring Fund.

                    In rendering such opinion,  such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion,
               (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of the Trust.

          (e) The Target Fund shall have received an opinion of Piper Rudnick LLP with respect to the tax matters specified in Section 8(e) addressed to the Target Fund and the Trust in form and substance reasonably satisfactory to them, and dated as of the Closing Date.

          (f) The N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and the SEC shall not have instituted or, to the Knowledge of the Trust, contemplated instituting, any stop order suspending the effectiveness of the N-14 Registration Statement.

          (g) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with the Reorganization.

          (h) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

          (i) The Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

          (j) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, the Acquiring Fund shall have declared a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing to the Acquiring Fund's shareholder substantially all investment company taxable income of or attributable to the Acquiring Fund earned prior to the Closing Date and substantially all net capital gain of or attributable to the Acquiring Fund realized prior to such date.

          (k) The Target Fund shall have received from the Trust a duly executed instrument whereby the Acquiring Fund assumes all of the Liabilities of or attributable to the Target Fund.

          (l) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

          (m) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit the Reorganization.

          (n) The parties shall have received a certificate from Brown Investment Advisory Incorporated stating that it will pay all of the expenses incurred by the Target Fund and the Trust in connection with the Reorganization.

          (o) The Board of Directors of the Target Fund shall have determined that the Target Fund's participation in the Reorganization is in the best interests of the Target Fund and that the interests of the Target Fund's existing shareholders will not be diluted as a result of effecting the Reorganization.

          (p) The Parties shall have received such assurances as they deem appropriate with respect to the audited and pro forma financial information of the Acquiring Fund and the Target Fund contained in the N-14 Registration Statement.

     8. CONDITIONS TO TRUST'S OBLIGATIONS. The obligations of the Trust with respect to the Reorganization shall be subject to the following conditions precedent:

          (a) The Target Fund shall have duly executed and delivered its applicable Reorganization Documents to the Trust.

          (b) The Target Fund's shareholders shall have approved the Reorganization in the manner required by the Target Fund's Articles of Incorporation and applicable law. If the Target Fund shareholders fail to approve the Reorganization, that failure shall release the Acquiring Fund of its obligations under this Plan.

          (c) The Target Fund shall have delivered to the Trust a certificate dated as of the Closing Date and executed in its name by its Secretary or Assistant Secretary, in a form reasonably satisfactory to the Trust, stating that the representations and warranties of the Target Fund in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time.

          (d) The Trust shall have received an opinion of Morgan, Lewis & Bockius, LLP, as counsel to the Target Fund, in form and substance reasonably satisfactory to the Trust and dated as of the Closing Date, substantially to the effect that:

               (1) The Target Fund is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and is an open-end, management investment company registered under the 1940 Act;

               (2) The Plan has been duly authorized, executed and delivered by the Target Fund and, assuming due authorization, execution and delivery of this Plan by the Trust on behalf of the Acquiring Fund, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding, whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material;

               (3) The execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Articles of Incorporation or By-Laws of the Target Fund or any Material Agreement to which the Target Fund is a party or by which it is bound; and

               (4) To the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority, other than the acceptance of record of Articles of Transfer by SDAT, is required for the consummation by the Target Fund of the Reorganization or the execution and delivery of the Target Fund's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Target Fund.

                    In rendering such opinion,  such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion,
               (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or directors of the Target Fund.

          (e)           The  Trust  shall  have  received  an  opinion  of Piper
               Rudnick LLP addressed to the Target Fund and the Trust in form and substance reasonably satisfactory to them, based upon representations made in certificates provided by them, their affiliates and/or principal shareholders and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:

               (1) The Reorganization will constitute a "reorganization" within the meaning of Code Section 368(a). The Acquiring Fund and the Target Fund each will be a "party to a reorganization." Code Section 368(b).

               (2) The Target Fund shareholders will recognize no gain or loss on their receipt of voting shares of the Acquiring Fund in exchange for their voting shares of the Target Fund pursuant to the Reorganization. Code Section 354(a)(1).

               (3) The Target Fund will not recognize gain or loss on the transfer of all of the Assets to the Acquiring Fund solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Liabilities pursuant to the Reorganization. Code Sections 357(a) and 361(a).

               (4) The Target Fund will not recognize gain or loss on its distribution of voting shares of the Acquiring Fund to its shareholders pursuant to the liquidation of the Target Fund. Code Section 361(c).

               (5) The Acquiring Fund will not recognize gain or loss on its acquisition of all of the Assets solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Liabilities. Code Section 1032(a).

               (6) The aggregate tax basis of the voting shares of the Acquiring Fund received by each of the Target Fund's shareholders pursuant to the Reorganization will equal the aggregate tax basis of the voting shares of the Target Fund surrendered in exchange therefor. Code Section 358(a)(1).

               (7) The holding period of the voting shares of the Acquiring Fund received by each of the Target Fund's shareholders pursuant to the Reorganization will include the period that the shareholder held the voting shares of the Target Fund exchanged therefor, provided that the shareholder held such shares as a capital asset on the date of the Reorganization. Code Section 1223(1).

               (8) The Acquiring Fund's basis in the Assets received pursuant to the Reorganization will equal the Target Fund's basis in the Assets immediately before the Reorganization. Code
                    Section 362(b).

               (9) The Acquiring Fund's holding period in the Assets received pursuant to the Reorganization will include the period during which the Target Fund held the Assets. Code Section 1223(2).

               (10) The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Code Section 381(c), including the earnings and profits, or deficit in earnings and profits, of the Target Fund as of the date of the Reorganization. The Acquiring Fund will take these items into account subject to the conditions and limitations specified in Code Sections 381, 382, 383 and 384 and applicable regulations thereunder.

          (f) The N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and no stop order suspending the effectiveness of the N-14 Registration Statement shall have been instituted or, the Knowledge of the Trust, contemplated by the SEC.

          (g) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

          (h) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

          (i) The Target Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Valuation Time and Effective Time.

          (j) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, the Target Fund shall have declared a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing to the Target Fund's shareholder substantially all investment company taxable income of or attributable to the Target Fund earned prior to the Closing Date and substantially all net capital gain of or attributable to the Target Fund realized prior to such date.

          (k) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

          (l) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit the Reorganization.

          (m) The parties shall have received a certificate from Brown Investment Advisory Incorporated stating that it will pay all of the expenses incurred by the Acquiring Fund and the Target Fund in connection with the Reorganization.

          (n) The Board of Trustees of the Trust shall have determined that the Acquiring Fund's participation in the Reorganization is in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund's existing shareholders will not be diluted as a result of effecting the Reorganization.

          (o) The parties shall have received such assurances as they deem appropriate with respect to the audited and pro forma financial information of the Acquiring Fund and the Target Fund contained in the N-14 Registration Statement.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto shall survive the completion of the transactions contemplated herein.

     10. TERMINATION OF PLAN. A majority of a party's Board of Trustees/Directors may terminate this Plan with respect to the Acquiring Fund or Target Fund, as appropriate, at any time before the applicable Effective Time if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied or (ii) the Board of Trustees/Directors determines that the consummation of the Reorganization is not in the best interests of shareholders and gives notice to the other party.

     11. GOVERNING LAW. This Plan and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

     12. BROKERAGE FEES. Each party represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for in the Plan.

     13. AMENDMENTS. The parties may, by agreement in writing authorized by their respective Boards of Trustees/Directors, amend this Plan at anytime before or after the Target Fund's shareholders approve the Reorganization. However, after the Target Fund shareholders approve the Reorganization, the parties may not amend this Plan in a manner that materially alters the obligations of either party with respect to the Reorganization. The parties shall not deem this Section to preclude them from changing the Closing Date or the Effective Time by mutual agreement.

     14. WAIVERS. At any time prior to the Closing Date, either party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

     15. COOPERATION AND FURTHER ASSURANCES. Each party will cooperate with the other in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by the other in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of obligations under this Plan and the consummation of the Reorganization as the other shall deem necessary, advisable or appropriate.

     16. UPDATING OF N-14 REGISTRATION STATEMENT. If at any time prior to the Effective Date, a party becomes aware of any material information that is not reflected in the N-14 Registration Statement, the party discovering the information shall notify the other party and the parties shall cooperate in promptly preparing, filing and clearing with the SEC, and, if appropriate, distributing to shareholders appropriate disclosure with respect to the information.

     17. LIMITATION ON LIABILITIES. The obligations of the Target Fund, the Trust, and the Acquiring Fund shall not bind any of the Trustees/ Directors, shareholders, nominees, officers, agents, or employees of the Target Fund or the Trust personally, but shall bind only the assets and property of the Acquiring Fund and Target Fund, respectively. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Acquiring Fund or Target Fund, as appropriate.

     18. NOTICES. Any notice, report, statement, certificate or demand required or permitted by any provision of this Plan shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier to:

          For the Target Fund:

                   Bruce A. Rosenblum, Esq.
                   Deutsche Asset Management, Inc.
                   One South Street, BAL01-1806
                   Baltimore, MD 21202

          With copies to:

                   Richard Jackson, Esq.
                   Morgan, Lewis & Bockius LLP
                   1111Pennsylvania Avenue, NW
                   Washington, D.C. 20004

          For the Trust:

                   Leslie K. Klenk, Esq.
                   Forum Financial Group, LLC
                   Two Portland Square
                   Portland, ME 04101

          With copies to:

                   Anthony C.J. Nuland, Esq.
                   Seward & Kissel LLP
                   1200 G Street, N.W., Suite 350
                   Washington, DC 20005

     19. GENERAL. This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to both parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers designated below to execute this Plan as of the date first written above.

                                        EMERGING GROWTH FUND, INC.
                                        (TARGET FUND)

ATTEST:

/s/  BRUCE A. ROSENBLUM                 By:    /S/ DANIEL O. HIRSCH
     ------------------                        --------------------
Name:  Bruce A. Rosenblum                      Name:  Daniel O. Hirsch
Title:  Assistant Secretary                    Title:  Secretary


                                        THE TRUST, FOR ITSELF AND ON BEHALF OF
                                        BROWNIA SMALL-CAP GROWTH FUND
                                        (ACQUIRING FUND)

ATTEST:

/S/ LESLIE K. KLENK                     By:    THOMAS G. SHEEHAN
-------------------                            -----------------
Name:  Leslie K. Klenk                         Name:  Thomas G. Sheehan
Title:  Secretary                              Title:    Vice President

                                   SCHEDULE A

                            CORRESPONDING CLASS TABLE

------------------------------------------------------------------ ---------------------------------------------------------------
                         ACQUIRING CLASS                                             CORRESPONDING TARGET CLASS

------------------------------------------------------------------ ---------------------------------------------------------------

BrownIA Small-Cap Growth Fund                Institutional Shares  Emerging Growth Fund, Inc.                Institutional Shares
-------------------------------------------- --------------------- ----------------------------------------- ---------------------
                                             Institutional Shares                                            BIAT Shares
                                             A Shares                                                        A Shares
                                             B Shares                                                        B Shares
                                             C Shares                                                        C Shares
-------------------------------------------- --------------------- ----------------------------------------- ---------------------


                                      -A1-

- B1 -

                                   SCHEDULE B

                               MATERIAL AGREEMENTS

(1) The following agreements are the Material Agreements of the Target Fund related to a Reorganization:

- Investment Advisory Agreement between Flag Investors Emerging Growth Fund, Inc. (now known as Emerging Growth Fund, Inc.) and Investment Company Capital Corp. dated June 4, 1999.

- Sub-Advisory Agreement by and among Emerging Growth Fund, Inc., Investment Company Capital Corp. and Brown Advisory Incorporated dated May 1, 2001.

- Distribution Agreement between Flag Investors Emerging Growth Fund, Inc. (now known as Emerging Growth Fund, Inc.) and ICC Distributors, Inc. dated August 31, 1997, amended through May 7, 2001.

- Amended and Restated Master Services Agreement with Investment Company Capital Corp. dated July 24, 2002.

-         Custodian  Agreement between Flag Investors Emerging Growth Fund, Inc.
     (now known as Emerging Growth Fund, Inc.) and Bankers Trust Company dated June 5, 1998, amended through 1999.


(2) The following agreements are the Material Agreements of the Trust related to a Reorganization:

-    Administration   Agreement  between  the  Trust  and  Forum  Administrative
     Services, LLC dated June 19, 1997 as amended and restated May 13, 2002.

- Investment Advisory Agreement between the Trust and Brown Investment Advisory Incorporated dated May 1, 2001.

- Distribution Agreement between the Trust and Forum Fund Services, LLC dated February 28, 1999, as amended and restated May 13, 2002.

-    Custodian  Agreement  between the Trust and Forum Trust,  LLC dated May 12,
     1999.

- Transfer Agency and Services Agreement between the Trust and Forum Shareholder Services, LLC dated May 18, 1998 as amended and restated May 13, 2002.

- Fund Accounting Agreement between the Trust and Forum Accounting Services, LLC dated June 19, 1997 as amended and restated May 13, 2002.


                                      -B1-

                                   SCHEDULE C

(1) Claims, actions, suits, investigations or proceedings pending or threatened against the Target Fund or the Assets or its businesses:

                  None

(2) Orders, decrees or judgments to which the Target Fund is a party that adversely affect, or are reasonably likely to adversely affect, the Target Fund's financial condition, results of operations, business, properties or the Assets or ability to consummate the transactions contemplated by the
     Plan:

                  None


                                      -C1-